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                                                                   Exhibit 10.17

                               INDEMNITY AGREEMENT


         Agreement, dated as of December 1, 1996, between UM HOLDINGS, LTD., a Delaware corporation ("UM"), and PREMIER RESEARCH WORLDWIDE, LTD., a Delaware corporation ("Premier Research").

         WHEREAS, UM files a consolidated federal income tax return for an affiliated group (the "Group") consisting of itself and each of its subsidiaries 80% or more of whose outstanding capital stock is directly or indirectly owned by it;

         WHEREAS, for years to and including the year ended December 31, 1995, UM owned more than 80% of the outstanding capital stock of Premier Research, and accordingly for all such years filed consolidated federal income tax returns which included Premier Research (herein, the "Consolidated Returns");

         WHEREAS, the parties desire to set forth herein the respective responsibilities of UM and Premier Research in the event of a subsequent adjustment to the Consolidated Returns;

         NOW, THEREFORE, the parties hereto hereby agree as follows:

         1. UM hereby agrees to indemnify and hold harmless Premier Research from and against all loss, cost, liability, damages and expenses (including reasonable attorney's fees) resulting from or relating to any adjustment or proposed adjustment after the date hereof to the Consolidated Returns (whether by audit or otherwise), to the extent pertaining to the income, expense, gain, loss, credit or any other tax item of any member of the Group other than Premier Research and its subsidiaries.

         2. Premier Research hereby agrees to indemnify and hold harmless UM from and against all loss, cost, liability, damages and expenses (including reasonable attorney's fees) resulting from or relating to any adjustment or proposed adjustment after the date hereof to the Consolidated Returns (whether by audit or otherwise), to the extent pertaining to the income, expense, gain, loss, credit or any other tax item of Premier Research or any of its subsidiaries.

         3. This Agreement shall be binding upon and inure to the benefit of Premier Research and UM and their respective successors and assigns.

         IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.

                                                 UM HOLDINGS, LTD.

                                                By: s/s Arthur W. Hicks, Jr.
                                                    ___________________________

                                                PREMIER RESEARCH WORLDWIDE, LTD.

                                                By: s/s Fred M. Powell
                                                    ___________________________